For Ministry Use Only
À l'usage exclusif du ministère

Ministry of Consumer and Business Services — Ministère des Services aux consommateurs et aux entreprises
Ontario

CERTIFICATE — CERTIFICAT
This is to certify that these articles are effective on — Ceci certifie que les présents statuts entrent en vigueur le

JANUARY - 9 JANVIER, 2004

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Ontario Corporation Number
Numéro de la société en Ontario

1269936

1.

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT):

ENVOY COMMUNICATIONS GROUP INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT):

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion:

1999 December 05

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: **or** minimum and maximum number of directors is/are:
Nombre d'administrateurs: ***ou*** *nombres minimum et maximum d'administrateurs:*

Number **or** minimum and maximum
Nombre ***ou*** *minimum et maximum*

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante:

Form 3
Business
Corporations
Act

Formule 3
Loi sur les sociétés par actions

RESOLVED AS A SPECIAL RESOLUTION THAT:

1. The Articles of the Corporation are amended by,

(a) authorizing the Corporation to issue Two Hundred Million (200,000,000) Common Shares; and

(b) deleting paragraph 9 of the Articles of the Corporation and substituting the following therefor:

> 9. The classes and any maximum number of shares that the Corporation is authorized to issue:
>
> The Corporation is authorized to issue Two Hundred Million (200,000,000) Common Shares.

2. Any director or officer of the Corporation be and is hereby authorized to file Articles of Amendment to effect the foregoing resolution with the Director under the Business Corporations Act (Ontario) and to do all such further acts and things necessary or desirable to carry out the terms of the foregoing resolution.

6. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the *Business Corporations Act.*
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2004 January 08

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

ENVOY COMMUNICATIONS GROUP INC.

(Name of Corporation)(If the name is to be changed by these articles set out current name)
(Dénomination sociale de la société) (Si l'on demande un changement de nom, indiquer ci-dessus la dénomination sociale actuelle).

By:/
Par:

	Secretary
(Signature) *(Signature)*	(Description of Office) *(Fonction)*